EX-99.23(g)(13)

                                  AMENDMENT TO
                              AMENDED AND RESTATED
                             MUTUAL FUND CUSTODY AND
                               SERVICES AGREEMENT

     This Amendment dated the 31st day of August, 2005, to the Amended and Restated Mutual Fund Custody and Service Agreement effective as of May 1, 2001 (the "Agreement") by and between JNL Series Trust and JNL Investors Series Trust (each individually the "Trust") and Mellon Trust of New England, N.A. (formerly Boston Safe Deposit and Trust Company) (the "Custodian").

     WHEREAS, the Trust and the Custodian have entered into the Agreement; and

     WHEREAS, there has been a change in the officers of the Funds.

     NOW, THEREFORE, the parties hereto agree to amend the Agreement as follows:

     1. To delete Appendix A of the Agreement and substitute it with Appendix A attached hereto.

     2. To delete Appendix B of the Agreement and substitute it with Appendix B attached hereto.

     3. Except as specifically amended hereby, the Agreement shall remain in full force and effect in accordance with its terms.

     4. The Trust and the Custodian hereby each represent and warrant to the other that it has full authority to enter into this Amendment upon the terms and conditions hereof and that the individual executing this Amendment on its behalf has the requisite authority to bind the Trust or Custodian to this Amendment.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date set forth above.

                                    JNL SERIES TRUST
                                    JNL INVESTORS SERIES TRUST

                                    By: __/s/ Robert A. Fritts_________
                                    Name: Robert A. Fritts
                                    Title: President

                                    MELLON TRUST OF NEW ENGLAND, N.A.

                                    By: ___/s/ Candice Walker__________
                                    Name:__Candice Walker______________
                                    Title: ___Vice President___________

                                   APPENDIX A

                           LIST OF AUTHORIZED PERSONS


        I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

        The following individuals have been duly authorized as Authorized Persons to give Instructions on behalf of the Trust and each Fund thereof and the specimen signatures set forth opposite their respective names are their true and correct signatures:

       NAME                             SIGNATURE


Robert A. Fritts                        /s/ Robert A. Fritts
                                        --------------------------------------


Mark D. Nerud                           /s/ Mark D. Nerud
                                        --------------------------------------


Susan S. Rhee                           /s/ Susan S. Rhee
                                        --------------------------------------


William V. Simon                        /s/ William V. Simon
                                        --------------------------------------


Jeffrey C. Nellessen                    /s/ Jeffrey C. Nellessen
                                        --------------------------------------



                                        JNL SERIES TRUST
                                        JNL INVESTORS SERIES TRUST


                                        By: /s/ Susan S. Rhee
                                            ----------------------------------
                                            Susan S. Rhee, Secretary

                                   APPENDIX B

                                 TRUST OFFICERS


        I, Susan S. Rhee, the Secretary of the JNL Series Trust and the JNL Investors Series Trust, a business trust organized under the laws of the Commonwealth of Massachusetts (each individually, the "Trust"), do hereby certify that:

        The following individuals serve in the following positions with the Trust and each individual has been duly elected or appointed to each such position and qualified therefore in conformity with the Trust's governing instrument and the specimen signatures set forth opposite their respective names are their true and correct signatures:

NAME                       POSITION                           SIGNATURE

Robert A. Fritts           President and Chief          /s/ Robert A. Fritts
                           Executive Officer            ------------------------


Mark D. Nerud              Vice President, Treasurer    /s/ Mark D. Nerud
                           and Chief Financial Officer  ------------------------


Susan S. Rhee              Vice President, Secretary    /s/ Susan S. Rhee
                           and Counsel                  ------------------------


Steven J. Fredricks        Chief Compliance Officer     /s/ Steven J. Fredricks
                                                        ------------------------

                                        JNL SERIES TRUST
                                        JNL INVESTORS SERIES TRUST


                                        By: /s/ Susan S. Rhee
                                            ----------------------------------
                                            Susan S. Rhee, Secretary
                                            Dated: August 31, 2005